As filed with the Securities and Exchange Commission on September 2, 2009

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

Registration Statement Under
The Securities Act of 1933

IMPAC MORTGAGE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Maryland	33-0675505
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

19500 Jamboree Road, Irvine, CA 92612

(Address of principal executive offices)

(949) 475-3600

(Registrant’s telephone number, including area code)

Impac Mortgage Holdings, Inc.  2001 Stock Option, Deferred Stock and Restricted Stock Plan (as amended)
(Full Title of the plans)

Ronald M.  Morrison
General Counsel

19500 Jamboree Road

Irvine, CA 92612

(949) 475-3600

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Katherine J. Blair, Esq.

K&L Gates LLP

10100 Santa Monica Boulevard

Seventh Floor

Los Angeles, CA 90067

Telephone: (310) 552-5000

Facsimile: (310) 552-5001

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, $0.01 par value per share	799,518 shares	$2.04	$1,631,017	$91.01

(1)          Represents 266,442 shares, 266,442 shares and 266,634 shares of Common Stock that became available for issuance under the Registrant’s 2001 Stock Option, Deferred Stock and Restricted Stock Plan on January 1, 2007, 2008 and 2009, respectively, as a result of the “evergreen” provision.  The Registrant has previously registered 100,000 shares of its Common Stock under a Registration Statement on Form S-8 (Registration No. 333-68128) filed August 22, 2001, 112,007 shares of its Common Stock under a Registration Statement on Form S-8 (Registration No. 333-83650) filed March 1, 2002, 150,000 shares of its Common Stock under a Registration Statement on Form S-8 (Registration No. 333-106647) filed June 30, 2003, 197,289 shares of its Common Stock under a Registration Statement on Form S-8 (Registration No. 333-117137) filed July 2, 2004, 262,980 shares of its Common Stock under a Registration Statement on Form S-8 (Registration No. 333-128113) filed September 6, 2005 and 200,000 shares of its Common Stock under a Registration Statement on Form S-8 (Registration No. 333-136575) filed August 11, 2006, each filed in connection with the 2001 Stock Option, Deferred Stock and Restricted Stock Plan, for which registration fees were previously paid.

(2)          This Registration Statement also covers an indeterminate number of shares of Common Stock which may be issuable by reason of stock splits, stock dividends or similar transactions pursuant to Rule 416 of the Securities Act of 1933, as amended.

(3)          Estimated in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the total registration fee.  Computation based upon the average of the high and low prices of the Common Stock on the Pink Sheets Electronic Quotation Service on August 31, 2009.

STATEMENT UNDER GENERAL INSTRUCTION E –

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 consists of the registration of additional shares under the Impac Mortgage Holdings, Inc. (the “Company”) 2001 Stock Option, Deferred Stock and Restricted Stock Plan, as amended (the “2001 Stock Plan”).  Effective January 1, 2007, 2008 and 2009, the number of shares of common stock reserved and authorized for issuance under the 2001 Stock Plan was increased by 266,442 shares, 266,442 shares and 266,634 shares, respectively, pursuant to the “evergreen” provision contained in Section 3(a) of the 2001 Stock Plan by (which, on such respective dates, were the lesser of (a) 3.5% of the total number of shares of stock outstanding on such dates and (b) a lesser amount as determined by the Company’s Board of Directors).  Pursuant to General Instruction E to Form S-8, for the purposes of the registration of the additional shares under the 2001 Stock Plan, the contents of the Company’s previous Registration Statements on Form S-8 (Registration No. 333-68128, Registration No. 333-83650, Registration No. 333-106647, Registration No. 333-117137, Registration No. 333-128113 and Registration No. 333-136575), as filed with the Securities and Exchange Commission on August 22, 2001, March 1, 2002, June 30, 2003, July 2, 2004, September 6, 2005, and August 11, 2006, respectively, including any amendments thereto or filings incorporated therein, are incorporated herein by this reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission, or SEC, (File No.001-14100) are incorporated herein by reference:

•                  The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed on March 13, 2009;

•                  The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009, as filed on May 11, 2009 and August 10, 2009;

•                  The Registrant’s Current Report on Form 8-K/A (other than information furnished pursuant to Item 2.02 or Item 7.01 thereof) filed on January 7, 2009 and Current Report on Form 8-K filed on June 30, 2009; and

•                  The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A, including all amendments and reports filed for the purpose of updating such description.

The Registrant incorporates by reference the documents listed above and any documents subsequently filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment, except for information furnished under Item 2.02 or Item 7.01 of Form 8-K, which is not deemed filed and not incorporated by reference herein, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.           Exhibits.

Exhibit Number
4.1

Form of Stock Certificate of the Company (incorporated by reference to the corresponding exhibit number to the Registrant’s Registration Statement on Form S-11, as amended (File No. 33-96670), filed with the Securities and Exchange Commission on September 7, 1995).

5.1	Opinion of K&L Gates LLP.
23.1	Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP.
23.2	Consent of Ernst & Young LLP.
23.2	Consent of K&L Gates LLP (contained in Exhibit 5.1).
24.1	Power of Attorney (contained on signature page).
99.1

Impac Mortgage Holdings, Inc. 2001 Stock Option Plan, Deferred Stock and Restricted Stock Plan (incorporated by reference to Appendix A of Registrant’s Definitive Proxy Statement filed with the SEC on April 30, 2001).

99.2

Amendment to Impac Mortgage Holdings, Inc. 2001 Stock Option Plan, Deferred Stock and Restricted Stock Plan (incorporated by reference to Exhibit 4.1(a) of the Registrant’s Definitive Form S-8 filed with the SEC on March 1, 2002).

99.3

Amendment No. 2 to Impac Mortgage Holdings, Inc. 2001 Stock Option Plan, Deferred Stock and Restricted Stock Plan (incorporated by reference to Exhibit 10.10(b) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003).

99.4

Amendment No. 3 to Impac Mortgage Holdings, Inc. 2001 Stock Option, Deferred Stock and Restricted Stock Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2009).

99.5

Amendment No. 4 to Impac Mortgage Holdings, Inc. 2001 Stock Option, Deferred Stock and Restricted Stock Plan (incorporated by reference to Exhibit 10.2 of the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2009).

99.6

Form of Stock Option Agreement for 2001 Stock Option, Deferred Stock and Restricted Stock Plan (incorporated by reference to Exhibit 10.2 of the Registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 2004).

99.7

Form of Restricted Stock Agreement for 2001 Stock Option, Deferred Stock and Restricted Stock Plan (incorporated by reference to exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 2, 2005).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 2nd day of September, 2009.

IMPAC MORTGAGE HOLDINGS, INC.

By:	/s/ William S. Ashmore
William S. Ashmore, President

POWER OF ATTORNEY

We, the undersigned officers and directors of Impac Mortgage Holdings, Inc., do hereby constitute and appoint William S. Ashmore and Todd R. Taylor, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Names	Title	Date
/s/ Joseph R. Tomkinson	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	September 2, 2009
Joseph R. Tomkinson

/s/ William S. Ashmore	President and Director	September 2, 2009
William S. Ashmore

/s/ Todd R. Taylor	Chief Financial Officer (Principal Financial and Accounting Officer)	September 2, 2009
Todd R. Taylor

/s/ James Walsh	Director	September 2, 2009
James Walsh

/s/ Frank P. Filipps	Director	September 2, 2009
Frank P. Filipps

/s/ Stephan R. Peers	Director	September 2, 2009
Stephan R. Peers

/s/ Leigh J. Abrams	Director	September 2, 2009
Leigh J. Abrams

EXHIBIT INDEX

Exhibit Number
4.1

Form of Stock Certificate of the Company (incorporated by reference to the corresponding exhibit number to the Registrant’s Registration Statement on Form S-11, as amended (File No. 33-96670), filed with the Securities and Exchange Commission on September 7, 1995).

5.1	Opinion of K&L Gates LLP.
23.1	Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP.
23.2	Consent of Ernst & Young LLP.
23.2	Consent of K&L Gates LLP (contained in Exhibit 5.1).
24.1	Power of Attorney (contained on signature page).
99.1

Impac Mortgage Holdings, Inc. 2001 Stock Option Plan, Deferred Stock and Restricted Stock Plan (incorporated by reference to Appendix A of Registrant’s Definitive Proxy Statement filed with the SEC on April 30, 2001).

99.2

Amendment to Impac Mortgage Holdings, Inc. 2001 Stock Option Plan, Deferred Stock and Restricted Stock Plan (incorporated by reference to Exhibit 4.1(a) of the Registrant’s Definitive Form S-8 filed with the SEC on March 1, 2002).

99.3

Amendment No. 2 to Impac Mortgage Holdings, Inc. 2001 Stock Option Plan, Deferred Stock and Restricted Stock Plan (incorporated by reference to Exhibit 10.10(b) of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003).

99.4

Amendment No. 3 to Impac Mortgage Holdings, Inc. 2001 Stock Option, Deferred Stock and Restricted Stock Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2009).

99.5

Amendment No. 4 to Impac Mortgage Holdings, Inc. 2001 Stock Option, Deferred Stock and Restricted Stock Plan (incorporated by reference to Exhibit 10.2 of the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2009).

99.6

Form of Stock Option Agreement for 2001 Stock Option, Deferred Stock and Restricted Stock Plan (incorporated by reference to Exhibit 10.2 of the Registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 2004).

99.7

Form of Restricted Stock Agreement for 2001 Stock Option, Deferred Stock and Restricted Stock Plan (incorporated by reference to exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 2, 2005).